November 22nd, 1999


Mr. Michael Kraft
MICHAEL P. KRAFT
& ASSOCIATES, INC.
894 Avenue Road
1st Floor
Toronto, Ontario
M5P 2K6

Dear Michael:

Re: Renewal of Consulting Agreement

Pursuant to recent discussions, I am providing you with confirmation of our arrangement whereby Alpha Corporation is renewing for the calendar year 2000 your Consulting Agreement dated May 1st 1998 (which was extended on December 3rd, 1998 for the 1999 Calendar Year).

The terms and conditions of the May 1st, 1998 Agreement will continue and the only amendment will be that you will be granted a minimum of 50,000 common stock options in Alpha at the current market price in Q1 2000.

Thank you and regards,
ALPHA CORPORATION



Richard Sherman


ACCEPTED AND AGREED TO THIS
____ DAY OF ________, 1999


MICHAEL P. KRAFT & ASSOCIATES


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Michael P. Kraft  (A.S.O.)


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